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Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of ACE Limited on Form S-3 (File Nos. 333-78841, 333-60985), Form S-4 (File No. 333-90927) and Form S-8 (File Nos. 33-86146, 333-1400, 333-1402, 333-1404, 33-
46301, 333-72299, 333-82175, 333-93867, 333-72301) of our reports dated February
14, 2001, on our audits of the consolidated financial statements and financial statement schedules of ACE Limited as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999, the three months ended December 31, 1998, and the year ended September 30, 1998, which reports are included and incorporated by reference in this Annual Report on Form 10-K.


New York, New York

March 26, 2001                                    PricewaterhouseCoopers LLP

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